UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2020

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01Other Events.

School Specialty, Inc. (the “Company”) is providing the following update on the filing of its Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (the “Report”).  The Company has determined to rely on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of the Report  due to circumstances related to the coronavirus disease 2019 (“COVID-19”). The Company’s operations and business, as well as those of its independent registered public accounting firm, Grant Thornton LLP (“GT”) which had previously notified the Company that its professional staff engaged in the audit of the Company’s financial statements and preparation of the accompanying audit report would be working remotely and would no longer be present at the Company’s facilities, have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world. The Company’s business was abruptly and dramatically impacted by the COVID-19 pandemic as approximately 90% of the Company’s primary customers, public and private schools, were shut down which necessitated the Company’s focus over the past few weeks to be primarily on executing its contingency plans.  In addition, the Company’s two primary facilities are located in states which are under stay-at-home orders, resulting in staffing challenges. These disruptions to the process of preparing the Company’s financial statements and accompanying audit report as a result of the COVID-19 virus, are causing the Company’s Form 10-K for the 2019 fiscal year which is due on March 27, 2020 to be delayed.  Consequently, the Company is unable to timely file the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than May 11, 2020, which is 45 days after the original due date of the Report.

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its Report:

The current and potential effects of coronavirus may impact our business, results of operations and financial condition.

There is substantial uncertainty as to the effects of coronavirus on our business, results of operations and financial condition. If schools continue to suspend classes, or in some cases, transition to remote and virtual schooling, consumer behavior may be adversely impacted as it relates to the purchase of our products. School shutdowns have resulted in our customers’ inability to accept shipments of our products and substantially lower orders.  Suspension of classes and remote or virtual schooling could result in further reductions in customer orders and customers shifting their expenditures and funding to other areas. Additionally, the effects of coronavirus have caused us to limit our operations at our distribution centers and headquarters which has interrupted our vital operational and administrative functions.  Further limitations on operations at or a shutdown of any of our distribution centers or administrative headquarters could further interrupt or halt these functions. If the severity of the effects related to coronavirus increases, there may be significant disruptions to our supply chain, which could result in delays to both the manufacturing and the shipment of our products. Any of these consequences may have a material adverse impact on our business, results of operations and financial condition.

Cautionary Note Regarding Forward-Looking Statements

This report may contain statements concerning School Specialty’s future financial condition, results of operations, expectations, plans or prospects, including the anticipated timing of the filing of the Report.  Such statements are forward-looking statements.  Forward-looking statements also include those preceded by or followed by words like “anticipate,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “projects,” “should,” “targets” and/or similar expressions.  These forward-looking statements are based on School Specialty’s estimates and assumptions as of the date of the information presented, and as such involve uncertainty and risk, including the unprecedented impact of COVID-19 pandemic on the Company’s business.  Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by the forward-looking statements due to a number of factors, including those described in Item 1A. of School Specialty’s Annual Report on Form 10-K for the year ended December 29, 2018, and in Item 1A of Part II of School Specialty’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2019, which factors are incorporated herein by reference. Any forward-looking statement in this report speaks only as of the date on which it is made.  Except as required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: March 27, 2020	By: /s/ Kevin L. Baehler
Kevin L. Baehler Executive Vice President and Chief Financial Officer